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Exhibit 23.1


                                   CONSENT OF
                    LAVINE, LOFGREN, MORRIS & ENGELBERG, LLP,
                              INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Amended and Restated Entreport Corporation 1999 Stock Option and Grant Plan, of our report dated April 5, 2002, with respect to the 2001 financial statements of EntrePort Corporation, included in Form 10-KSB for the year ended December 31, 2001, filed with the Securities and Exchange Commission.




                                    /s/ LAVINE, LOFGREN, MORRIS & ENGELBERG, LLP

San Diego, California
June 12, 2002